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                                   EXHIBIT 5.1



                   [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                  June 20, 2000

(310) 552-8500                                                     C26399-00001

Eclipse Surgical Technologies, Inc.
1049 Kiel Court
Sunnyvale, California  94089

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), filed by Eclipse Surgical Technologies, Inc., a California corporation (the "Corporation"), with respect to the sale by the Corporation of the Corporation's Common Stock, no par value per share ("Common Stock"), in varying amounts and on terms to be determined at the time of sale. The aggregate number of shares (the "Shares") of Common Stock that may be sold by the Corporation as described in the Registration Statement will not exceed 4,000,000.

     We have examined the originals or certified copies of such corporate records, certificates of officers of the Corporation and/or public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that when the Corporation receives consideration per share for the shares in such an amount as has been or may be determined by the Board of Directors of the Corporation, the shares will have been duly authorized by all necessary corporate action on the part of the Corporation, and, when issued and sold as contemplated in the Registration Statement, the shares will be validly issued, fully paid and non-assessable.

     This opinion is limited to the General Corporation Law of the state of California and United States Federal Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.



                                   Very truly yours,

                                   /s/ GIBSON, DUNN & CRUTCHER LLP

                                   GIBSON, DUNN & CRUTCHER LLP



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